Exhibit 10.2

FORM OF EXCHANGE AGREEMENT

by and among

Protalix BioTherapeutics, Inc.

and

the Parties Signatory Hereto

Dated as of December 1, 2016

EXCHANGE AGREEMENT dated as of December 1, 2016 (this “Agreement”), by and among Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), and the parties signatory hereto (each, a “Purchaser,” and collectively, the “Purchasers”).

BACKGROUND

As of the date hereof, Purchasers own and hold the Company’s 4.50% Convertible Senior Notes due 2018 (the “Existing Notes”) as identified opposite such Purchaser’s name on Schedule I hereto. The Existing Notes have the covenants and terms set forth in the Indenture dated as of September 18, 2013 (the “Existing Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). All capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Existing Indenture or the Security Agreement, dated as of December 7, 2016, by and among the Company, the Guarantors and Wilmington Savings Fund Society, FSB, as Collateral Agent (the “U.S. Security Agreement”), as applicable.

The Company and the Purchasers desire to exchange (the “Exchange”) Existing Notes for (a) newly issued shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (b) newly issued 7.50% Senior Secured Convertible Notes Due 2021 (the “Exchange Notes”); and (c) cash in the amount of accrued and unpaid interest on such Existing Notes through, but excluding, the Closing Date (as defined below), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the provisions of Section 4(a)(2) thereof.

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Purchasers, severally but not jointly, hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.1           Exchange. The Company agrees to issue to each Purchaser that number of Shares and principal amount of Exchange Notes, and pay to such Purchaser that amount of cash in U.S. dollars representing accrued and unpaid interest on the Existing Notes of such Purchaser, set forth on Schedule I hereto opposite such Purchaser’s name in exchange for Existing Notes of such Purchaser having the aggregate principal set forth on Schedule I hereto opposite such Purchaser’s name, and such Purchaser, severally and not jointly, agrees to exchange all such Existing Notes for such Shares, Exchange Notes and cash. For each $1,000 principal amount of Existing Notes exchanged by a Purchaser participating in the Concurrent Private Placement (as defined below), such Purchaser will receive (a) $775 aggregate principal amount of Exchange Notes (which, based on the total principal amount of Exchange Notes issuable to such Person, will be rounded up to the nearest $1,000 in principal amount, if applicable), (b) $250 in Shares, based on $0.5595 per share of Common Stock, which is the last reported consolidated closing bid price available as of the time of execution of this Agreement (the “Closing Sale Price”), and (c) $10.25 in cash for accrued and unpaid interest on such Exchange Notes (together, the “Participating Exchange Consideration”); provided, however, that, based on the aggregate principal amount of Existing Notes exchanged by such Purchaser pursuant to this Agreement, the Company will pay such Purchaser cash in lieu of any fractional share otherwise due pursuant to clause (b) above, based on the Closing Sale Price. For each $1,000 principal amount of Existing Notes exchanged by a Purchaser not participating in the Concurrent Private Placement, such Purchaser will receive (x) $525 aggregate principal amount of Exchange Notes (which, based on the total principal amount of Exchange Notes issuable to such Person, will be rounded up to the nearest $1,000 in principal amount, if applicable), (y) $225 in Shares, based on the Closing Sale Price, and (z) $10.25 in cash for accrued and unpaid interest on such Exchange Notes (together, the “Non-Participating Exchange Consideration”); provided, however, that, based on the aggregate principal amount of Existing Notes exchanged by such Purchaser pursuant to this Agreement, the Company will pay such Purchaser cash in lieu of any fractional share otherwise due pursuant to clause (y) above, based on the Closing Sale Price.

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Section 1.2           Exchange Procedures.

(a)          The closing of the Exchange (the “Closing”) will be held on the third Business Day (as defined herein) following the date hereof (the “Closing Date”). No later than 10:00 a.m., New York City time, on the Closing Date, each Purchaser shall cause its custodian through which the Purchaser holds its Existing Notes to post a DWAC request to the Trustee (i) to effect the transfer of the Existing Notes in accordance with the procedures of The Depository Trust Company (“DTC”), into a book-entry account established by or on behalf of the Company, and to use commercially reasonable efforts to ensure that the Trustee receives an agent’s message from DTC confirming the book-entry transfer of the Existing Notes, and (ii) for free receipt to the Trustee for such Purchaser’s Shares and aggregate principal amount of Exchange Notes opposite such Purchaser’s name on Schedule I hereto. The delivery of the Existing Notes by each Purchaser will be complete upon receipt by the Trustee on the Closing Date of an agent’s message, book-entry confirmation from DTC and any other required documents.

(b)          On the Closing Date, the Company, or Trustee at the Company’s direction, will (i) cause the Shares and Exchange Notes to be credited to the DTC accounts identified opposite such Purchaser’s name on Schedule I hereto against delivery of the Existing Notes and (ii) cause the payment of cash for accrued interest owed on the Existing Notes through, but excluding, the Closing Date, and in lieu of any fractional shares, as set forth on Schedule I hereto, by wire transfer of immediately available funds to the accounts previously provided in writing by such Purchaser. For the avoidance of doubt, Purchasers shall cease to own any Existing Notes as of the crediting of the Shares and Exchange Notes to the DTC accounts identified on Schedule I hereto and the payment of cash in lieu of any fractional shares and for accrued interest on the Existing Notes by wire transfer as provided in the immediately preceding sentence, and the Company shall be entitled to instruct the appropriate parties to immediately thereafter cancel the Existing Notes on the books and records of the Company.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, each Purchaser, as of the date hereof and as of the Closing Date, as follows:

Section 2.1           Existence and Power. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as currently conducted. The Company’s subsidiaries identified on Schedule II hereto are duly organized and validly existing in good standing under the laws of their respective jurisdictions of organization and have the organizational power and authority to hold their respective properties and conduct their businesses as currently conducted. The Company does not have any “significant subsidiary” as defined in Rule 1-02 of Regulation S-X that is not listed on Schedule II hereto.

Section 2.2           Authorization and Enforceability. The execution, delivery and performance of this Agreement and each other document, instrument or agreement executed and delivered by the Company in connection with the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Company, and this Agreement and each other document, instrument or agreement executed and delivered by the Company in connection with the transactions contemplated hereby, when duly executed and delivered by the parties hereto and thereto, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

Section 2.3           Capitalization. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Common Stock were issued in violation of any preemptive or similar rights of any securityholder of the Company. The issued and outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims of any third party.

Section 2.4           Valid Issuance of Shares. The Shares have been duly authorized for issuance by all necessary corporate action and, when issued in accordance with the terms hereof, the Shares will be validly issued, fully paid and nonassessable; and the Shares are not being issued in violation of any preemptive or other similar rights of any securityholder of the Company.

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Section 2.5           Valid Issuance of Exchange Notes; Enforceability of Notes and Indenture. The Exchange Notes have been duly executed by the Company and, when authenticated by the Trustee in accordance with the indenture by and between the Company and the other parties identified therein (the “Indenture”), and delivered and paid for as provided herein, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the maximum number shares of Common Stock initially issuable upon conversion of the Exchange Notes (including the maximum number of additional shares that may be issued in connection with a “Make-Whole Adjustment Event,” assuming (x) all conversions are settled solely in shares of Common Stock and (y) the Authorized Share Amendment Effective Date (as defined in the Indenture) has occurred) (the “Maximum Number of Shares”) will be, after the Authorized Share Amendment Effective Date (as defined in the Indenture), duly authorized and, when issued upon conversion of the Exchange Notes in accordance with the Indenture, will be validly issued, fully paid and nonassessable; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Exchange Notes; and such shares of Common Stock are not subject to any preemptive or similar right.

Section 2.6           Secured Party Rights.

(a)          Protalix Ltd. is authorized to pledge to Altshuler Shaham Trust Ltd., as security trustee, for the benefit of the Trustee (on behalf of the Purchasers), a security interest in all (or portion) of its assets, subject to the approval of the Israeli National Authority for Technological Innovation (the “Israeli Innovation Authority”) and in accordance with the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984 (the “Research Law”); and

(b)          the Company is authorized to pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the property set forth in Section 3 of the U.S. Security Agreement, in accordance with the terms and provisions of the U.S. Security Agreement.

Section 2.7           Non-Contravention/No Consents. Other than as stipulated in Section 2.6 above, the execution and delivery of this Agreement, the Indenture and the Notes, the consummation of the transactions herein and therein contemplated, and the fulfillment of the terms hereof and thereof, will not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of clauses (b) and (c), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). No stockholder approval is required under the rules of the NYSE MKT LLC (“NYSE MKT”) in connection with the issuance of the Exchange Notes.

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Section 2.8           SEC Reports. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, and all other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2015 and prior to the date hereof (collectively, the “Reports”), when they were filed with the SEC, complied as to form in all material respects with the applicable requirements under the Exchange Act, and did not, when such Reports were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 2.9           No Brokers. Neither the Company nor any of its subsidiaries nor any of their respective officers, directors, employees or agents has incurred any liability for any commissions or other remuneration in connection with the Exchange, other than pursuant to that certain Engagement Letter, dated as of November 3, 2016, between Jefferies LLC (the “Jefferies”) and the Company (the “Engagement Letter”).

Section 2.10         Section 4(a)(2) Exemption. It is not necessary in connection with the Exchange, in the manner contemplated herein, to register the issuance of the Shares and Exchange Notes under the Securities Act in reliance on the exemption from registration set forth under Section 4(a)(2) of the Securities Act. The Company or any person acting on its behalf has not offered or sold the Exchange Notes or the Shares by means of any general solicitation or general advertising or in any manner involving a public offering within the meaning under Section 4(a)(2) of the Securities Act.

Section 2.11         No Restrictions on Sale. Assuming the accuracy of the Purchasers’ representations and warranties hereunder, the Shares and the Exchange Notes will, as of the Closing Date, be free of any restrictive legend or other restrictions on resale by the Company and will be issued in book-entry form, represented by permanent global certificates deposited with, or on behalf of, The Depositary Trust Company represented by the unrestricted CUSIP assigned to the Company’s Common Stock.

Section 2.12         Properties. Each of the Company and its subsidiaries owns or leases all such properties as are reasonably necessary to the conduct of its operations as presently conducted.

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Section 2.13         Intellectual Property. The Company and its subsidiaries own, possess, license or otherwise have adequate rights to use, on reasonable terms, all patents, trademarks, service marks, trade names, copyrights and copyrightable works, licenses, inventions, trade secrets, technology, know-how (whether or not patentable) and other intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with the foregoing) (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted. None of the events, singly or in the aggregate, have a Material Adverse Effect: (a) there are no rights of third parties to any such Intellectual Property except as disclosed in the Reports; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that have (or may have) priority over or dominate (or may dominate) any Intellectual Property owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally but not jointly, represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

Section 3.1           Existence and Power; Capitalization. The Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

Section 3.2           Authorization. The execution, delivery and performance of this Agreement and each other document, instrument or agreement executed and delivered by such Purchaser in connection with the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Purchaser, and this Agreement and each other document, instrument or agreement executed and delivered by such Purchaser in connection with the transactions contemplated hereby, when duly executed and delivered by the parties hereto and thereto, is a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). The Purchaser has the full right, power, legal capacity and authority to sell and transfer the Existing Notes and to enter into and perform its obligations under this Agreement.

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Section 3.3           Governmental Authorization. As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance by it of this Agreement, the consummation by it of the transactions contemplated hereby or thereby, or the issuance or delivery to it by the Company of the Shares and Exchange Notes, other than a filing on a Schedule 13G or 13D (or 13G/A or 13D/A), if applicable.

Section 3.4           Non-Contravention/No Consents. The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by (a) any provision of the organizational documents of the Purchaser, (b) any mortgage, note, indenture, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject; or (c) any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, or administrative agency having jurisdiction over the Purchaser or any of its properties or assets, other than any such conflict, violation, breach, default, termination and acceleration under clauses (b) and (c) that would not reasonably be expected to materially adversely impact the ability of the Purchaser to consummate the transactions contemplated hereby.

Section 3.5           No Brokers. The Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

Section 3.6           Purchaser Status. Such Purchaser acknowledges that (a) it meets the definition of “qualified institutional buyers” as defined in Rule 144A(a)(1) under the Securities Act; and (b) is not an entity formed for the sole purpose of acquiring the Notes. Such Purchaser is not an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act.

Section 3.7           Company Information. The Purchaser represents that in connection with this Agreement and the Exchange contemplated hereby it is relying solely on the information relating to the Company’s business, finances and operations contained in the Reports and further acknowledges that the Company makes no representation or warranty with respect to any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, except to the extent expressly provided in Article II hereof.

Section 3.8           The Purchaser undertakes (a) to observe all the requirements of the Research Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to Protalix Ltd. and as directed by the research committee of the Israeli Innovation Authority (the “Research Committee”), in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights; and (b) as a stockholder of the Company, to make all reasonable efforts to cause Protalix Ltd. to observe strictly all the requirements of the Research Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to Protalix Ltd. and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights. Each Purchaser hereby irrevocably authorizes and empowers the Trustee, the Collateral Agent and Altshuler Shaham Trust Ltd. (as security trustee under the Israeli law governed Security Documents) to execute on its behalf the standard undertaking in the form requested by the Israeli Innovation Authority.

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Section 3.9           Risks of Investment. The Purchaser fully understands the risks relating to an investment in the Shares and Exchange Notes. The Purchaser is able to bear the economic risk of holding the Exchange Notes and Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 3.10         No Encumbrances. The Purchaser is the sole and exclusive holder of the Existing Notes free and clear of all liens, pledges, hypothecations, claims, restrictions or encumbrances, and no other person, firm or corporation has any interest whatsoever in the Existing Notes (other than pledges or security interests that the Purchaser may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Exchange provided for herein will vest in the Company valid and absolute title to the Existing Notes, free and clear of any and all encumbrances, liens, pledges, hypothecations, restrictions, claims, options, agreements and conditions.

Section 3.11         Section 4(a)(2) Exemption. The Purchaser acknowledges that in connection with the Exchange, in the manner contemplated herein, the Company intends to rely on the exemption from registration set forth under Section 4(a)(2) of the Securities Act. The Purchaser knows of no reason why such exemption is not available.

Section 3.12         Investment Purpose. The Purchaser is acquiring the Exchange Notes and Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that the offer and sale of the Exchange Notes and the Shares are not registered under the Securities Act, or any state securities laws, and that the Exchange Notes and Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.13         No View to Effecting Exchange. The Purchaser did not acquire the Existing Notes with a view to effecting the Exchange.

Section 3.14         Holding Period. The Purchaser has beneficially owned the Existing Notes being exchanged by such Purchaser in the Exchange continuously for a period of at least one year within the meaning of Rule 144(d) under the Securities Act.

Section 3.15         Concurrent Private Placement. The Purchaser acknowledges that, concurrently with the Exchange, the Company is conducting a private placement for cash of up to $35 million aggregate principal amount of securities of the same class as the Exchange Notes (the “Concurrent Private Placement”).

Section 3.16         Reliance. The Purchaser acknowledges that the Company will rely upon the truth and accuracy of the foregoing representations and warranties.

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ARTICLE IV

CLOSING CONDITIONS

Section 4.1           Conditions to the Company’s Obligations. The Company’s obligation to complete the Exchange at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a)          receipt by the Company of the Existing Notes being exchanged hereunder and satisfaction by each Purchaser of all of its obligations contemplated by this Agreement in connection with the Exchange;

(b)          completion of the Concurrent Private Placement;

(c)          the accuracy of the representations and warranties made by the Purchasers in this Agreement; and

(d)          no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

Section 4.2           Conditions to the Purchasers’ Obligations. Each Purchaser’s obligation to complete the Exchange at the Closing shall be subject to the following conditions, any one or more of which may be waived by such Purchaser:

(a)          completion of the Concurrent Private Placement;

(b)          the Common Stock shall continue to be listed on the NYSE MKT as of the Closing Date; there shall have been no suspensions in the trading of the Common Stock as of the Closing Date; and the listing of additional shares notification form with respect to the Maximum Number of Shares shall have been submitted to NYSE MKT and NYSE MKT shall have confirmed that it has no objection to such notification; and

(c)          no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

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ARTICLE V

MISCELLANEOUS

Section 5.1           Definitions.

(a)          As used herein, the following terms have the following meanings:

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York, Wilmington, Delaware or the place of payment is authorized or required by law or executive order to close or be closed.

“Person” or “person” shall mean an individual, corporation, association, partnership, trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

Section 5.2           NYSE MKT Listing. The Company shall use its commercially reasonable efforts to cause all Shares and Common Stock issuable upon conversion of the Exchange Notes issued hereunder, upon official notice of issuance, to be listed on the NYSE MKT on the Closing Date, or such other date as mutually agreed to in writing by the parties hereto.

Section 5.3           Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or three Business Days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

(i)           If to the Company:

Protalix BioTherapeutics, Inc.

2 Snunit Street, Science Park, POB 455,

Carmiel 20100, Israel

Attention: Moshe Manor, President and Chief Executive Officer.

Facsimile: 972-4-902-8102

E-mail: moshe.manor@protalix.com

with a copy to (which shall not constitute notice):

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Anna T. Pinedo

Facismile: 1-212-468-7900

E-mail: apinedo@mofo.com

(ii)         if to such Purchaser, at its address as set forth on the signature page to this Agreement or such other address as may have been previously furnished to the Company in writing.

Section 5.4           Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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Section 5.5           Amendments and Waivers.

(a)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and Purchasers.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.6           Fees and Expenses. Except as set forth in the Engagement Letter, each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 5.7           Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the non-assigning party hereto. Notwithstanding the previous sentence, each Purchaser may assign its rights and obligations under this Agreement to one or more of the Purchaser’s wholly owned subsidiaries that agrees in writing with the Company to be bound by the terms and provisions of this Agreement to the same extent as the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder.

Section 5.8           Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.9           Jurisdiction; Waiver of Jury Trial.

(a)          The parties hereto agree that any suit, action or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with, this Agreement and the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the corresponding appellate courts) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such suit, action or proceeding in any of those courts or that any such suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

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(b)          THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement.

Section 5.11         Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.12         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 5.13         Public Announcements. Subject to each party’s disclosure obligations imposed by law, each of the parties hereto agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public.

Section 5.14         Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that Jefferies will be deemed to be a third party beneficiary of this Agreement to the extent provided in Section 5.19.

Section 5.15         Withholding. On the date hereof (and at any other time or times prescribed by applicable law or as reasonably requested by the Company), each Purchaser shall deliver to the Company a properly completed and duly executed IRS Form W-9 , Form W-8BEN, W-8BEN-E or other appropriate Form W-8 (or successor form), together with any other information necessary in order to establish an exemption from, or a reduced rate of, U.S. federal income tax withholding, and except to the extent that an exemption or reduction is properly established, all payments to be made by the Company in respect of the Shares and Exchange Notes shall be made net of deduction or withholding for or on account of taxes as required by applicable law. Each Purchaser shall promptly notify the Company if at any time such previously delivered IRS forms or information are no longer correct or valid.

Section 5.16         Isolated Recapitalization. The Company and Purchasers intend that, for U.S. federal income tax purposes, the Exchange qualify as a plan of reorganization and as an isolated transaction that is a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

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Section 5.17         Other Transactions. The Company represents to each Purchaser that the Company has not (a) agreed or entered into any arrangements with any holder of Existing Notes to exchange such Existing Notes for other securities or other consideration, other than pursuant to the Exchange and this Agreement; or (b) agreed or entered into any arrangements with any Purchaser to provide for the exchange of such Purchaser’s Existing Notes on terms that differ from the terms set forth in this Agreement; provided, however, that nothing in this Section 5.17 will affect the Company’s ability to effect any future exchange of any of its securities on terms that may differ from the terms set forth in this Agreement.

Section 5.18         Miscellaneous. For the avoidance of doubt, each representation, warranty, obligation and covenant of each Purchaser herein relates solely to that Purchaser and no Purchaser shall be liable for the inaccuracy of any representation or warranty or any breach of any obligation or covenant of another Purchaser hereunder.

Section 5.19         Exculpation of and Reliance by Jefferies. Each Purchaser acknowledges that Jefferies is acting as an advisor to the Company in connection with the transactions contemplated by this Agreement. Each Purchaser acknowledges that (a) Jefferies has not made, and it will not make, any representations and warranties with respect to the Company or the Exchange, and such Purchaser will not rely on any statements made by Jefferies, orally or in writing, to the contrary; (b) it has negotiated the terms of the Exchange directly with the Company, and Jefferies will not be responsible for the ultimate success of any investment in the Shares or the Exchange Notes; and (c) the decision to participate in the Exchange will involve a significant degree of risk, including a risk of total loss of such investment. In light of the foregoing, to the fullest extent permitted by law, each of the Purchasers and the Company releases Jefferies and its employees, officers and affiliates from any liability with respect to the Purchaser’s participation in the Exchange. Each of the Purchasers and the Company agrees and acknowledges that Jefferies may rely on the representations, warranties, agreements and covenants of the Purchasers and the Company contained in this Agreement as if such representations, warranties, agreements and covenants were made directly to Jefferies. This Section 5.19 will survive any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PROTALIX BIOTHERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Print or Type:

Name of Purchaser
(Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:	Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Facsimile:

Email:

NOMINEE/CUSTODIAN (Name in which the Notes and, if applicable, Common Stock issued upon conversion of the Notes are to be registered if different than name of Purchaser):_________

DTC Number:

Tax I.D. Number or Social Security Number:
(If acquired in the name of a nominee/custodian, the taxpayer I.D. number of such nominee/custodian)

*** Please note that if you are sub-allocating to multiple funds,

you must execute a signature page for each fund. ***

[Signature Page to Exchange Agreement]

Schedule I